SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  __________

                                Amendment No. 1
                                      to
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           CALGON CARBON CORPORATION
            (Exact name of registrant as specified in its charter)


            Delaware                                       25-0540110
(State of Incorporation or organization)                (I.R.S. Employer
                                                        Identification No.)


                 P.O. Box 717, Pittsburgh, PA             15230-0717
          (Address of principal executive offices)        (zip code)



If this form relates to the registration          If this form relates to the registration
of a class of securities pursuant to Section      of a class of securities pursuant to Section
12(b) of the Exchange Act and is effective        12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c), check      pursuant to General Instruction A.(d), check
the following box.  (X)                           the following box.   (  )



Securities Act registration statement file number to which this form relates:

                                      N/A
-------------------------------------------------------------------------------
                               (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                         Name of Each Exchange on Which
    to be so Registered                         Each Class is to be Registered
    -------------------                         ------------------------------

Common Stock Acquisition Rights                    New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:
                                     None
-------------------------------------------------------------------------------
                               (Title of Class)

Item 1.  Description of Securities To Be Registered.

         On December 27, 2004, Calgon Carbon Corporation, a Delaware corporation (the "Company"), pursuant to approval by the Company's Board of Directors, entered into Amendment No. 2 to the Rights Agreement ("Amendment No. 2") by and between the Company and Equiserve Trust Company, N.A. (as successor to First Chicago Trust Company of New York), dated as of February 3, 1995, as amended by Amendment No. 1 thereto, dated as of April 23, 1999 (as so amended, the "Rights Agreement"). Amendment No. 2 reduces from 20% to 10% the threshold at which the Rights (as defined in the Rights Agreement) will be triggered. According to the Rights Agreement as amended, subject to certain exceptions described in the Rights Agreement, the Rights will be triggered after a person or group becomes the beneficial owner of 10% or more of the Company's outstanding common stock or commences a tender or exchange offer upon consummation of which such person or group will become the beneficial owner of 10% or more of the Company's outstanding common stock. Current holders of 10% or more of the Company's outstanding common stock will not trigger the Rights unless any such holder acquires an additional 1% of the Company's common shares or, in the case of a holder that reports its beneficial ownership on Schedule 13G, such holder increases its ownership above 15%.

         A copy of Amendment No. 2 has been filed with the Commission as
Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 27, 2004 and is incorporated herein by reference. The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2.

Item 2.  Exhibits.
         --------

         1. Amendment No. 2 to Rights Agreement, dated as of December 27, 2004, by and between the registrant and Equiserve Trust Company, N.A. (incorporated herein by reference to Exhibit
                  4.1 to the Current Report on Form 8-K filed by the registrant with the Securities and Exchange Commission on December 27, 2004).

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 27, 2004


                                          CALGON CARBON CORPORATION


                                          By: /s/ Michael J. Mocniak
                                             ------------------------------
                                             Michael J. Mocniak
                                             Senior Vice President, General
                                               Counsel and Secretary

                                 EXHIBIT INDEX

Exhibit           Description
-------           -----------

   1. Amendment No. 2 to Rights Agreement, dated as of December 27, 2004, by and between the registrant and Equiserve Trust Company, N.A. (incorporated herein by reference to Exhibit
                  4.1 to the Current Report on Form 8-K filed by the registrant with the Securities and Exchange Commission on December 27, 2004).